Exhibit 23.1

Auditor’s Consent

     We hereby consent to the incorporation by reference in this Registration Statement under Schedule B of our report dated March 25, 2004 relating to the financial statements, which appears in Kreditanstalt für Wiederaufbau and KfW International Finance Inc.’s Annual Report on Form 18-K for the year ended December 31, 2003.

December 17, 2004

PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
By:	/s/ Struwe	By:	/s/ ppa. Dr. Ott
	Struwe Wirtschaftsprüfer (German Public Auditor)		ppa. Dr. Ott Wirtschaftsprüfer (German Public Auditor)